Law Offices of
                      Paul, Hastings, Janofsky & Walker LLP
                       555 South Flower Street, 23rd Floor
                          Los Angeles, California 90071
                            Telephone (213) 683-6125
                            Facsimile (213) 996-3125
                              Internet www.phjw.com

                                 April 14, 2000

StockJungle.com Trust
5750 Wilshire Boulevard, Suite 560
Los Angeles, CA  90036

RE:  VALIDITY OF SHARES

Ladies and Gentlemen:

     We  have  acted  as  legal  counsel  to  you,   Stockjungle.com   Trust,  a
Massachusetts business trust (the "Trust"), in connection with Post-Effective Amendment No. 1 to the Trust's Registration Statement on Form N-1A filed with the United States Securities and Exchange Commission (the "Post-Effective Amendment") relating to the issuance by the Trust of an indefinite number of $0.001 par value shares of beneficial interest (the "Shares") of the StockJungle.com Market Leaders Growth Fund, StockJungle.com Pure Play Internet Fund, and StockJungle.com Community Intelligence Fund series of the Trust (the "Funds").

     In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons, and the conformity to the originals of all records, documents, and instruments submitted to us as copies. We have based our opinion on the following:

          (a) the  Trust's  Amended  and  Restated  Declaration  of Trust  dated
     October 20, 1999 (the "Declaration of Trust"), as certified to us by an officer of the Trust as being true and complete and in effect on the date hereof;

          (b) the By-laws of the Trust certified to us by an officer of the Trust as being true and complete and in effect on the date hereof;

          (c) resolutions of the Trustees of the Trust adopted at a meeting on October 5, 1999 authorizing the establishment of the Funds, and the issuance of the Shares;
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April 14, 2000
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          (d) the Post-Effective Amendment; and

          (e) a certificate of an officer of the Trust as to certain factual matters relevant to this opinion.

     Our opinion below is limited to the federal law of the United States of America and the business trust law of the Commonwealth of Massachusetts. We are not licensed to practice law in the Commonwealth of Massachusetts, and we have based our opinion below solely on our review of Chapter 182 of the Massachusetts General Laws and the case law interpreting such Chapter as reported in the Annotated Laws of Massachusetts (Aspen Law & Business, supp. 1998, as updated on April 14, 2000). We have not undertaken a review of other Massachusetts law or of any administrative or court decisions in connection with rendering this opinion. We disclaim any opinion as to any law other than that of the United States of America and the business trust law of the Commonwealth of Massachusetts as described above, and we disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental authority.

     We note that, pursuant to certain decisions of the Supreme Judicial Court of the Commonwealth of Massachusetts, shareholders of a Massachusetts business trust may, in certain circumstances, be assessed or held personally liable as partners for the obligations or liabilities of the Trust. However, we also note that Article VI, Section 6.1 of the Declaration of Trust provides that all persons extending credit to, contracting with or having any claim against a sub-trust shall look only to the assets of the sub-trust for payment thereof and that the shareholders shall not be personally liable therefor, and further provides that every note, bond, contract, instrument, certificate or undertaking made or issued on behalf of the Trust or the Portfolios may include a notice that such instrument was executed on behalf of a sub-trust and that the obligations of such instruments are not binding upon any of the shareholders of the Trust individually, but are binding only on the assets and property of that sub-trust.

     Based on the foregoing and our examination of such questions of law as we have deemed necessary and appropriate for the purpose of this opinion, and assuming that (i) all of the Shares will be issued and sold for cash or other valid consideration at the per-share public offering price on the date of their issuance in accordance with statements in the Fund's Prospectus included in the Post-Effective Amendment and in accordance with the Declaration of Trust, (ii) all consideration for the Shares will be actually received by the Funds, and
(iii) all applicable securities laws will be complied with, it is our opinion that, when issued and sold by the Funds, the Shares will be legally issued, fully paid and nonassessable.

     This opinion is rendered to you in connection with the Post-Effective Amendment and is solely for your benefit. This opinion may not be relied upon by you for any other purpose or relied upon by any other person, firm, corporation
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April 14, 2000
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or other entity for any purpose,  without our prior written consent. We disclaim any obligation to advise you of any developments in areas covered by this opinion that occur after the date of this opinion.

     We hereby consent to (i) the reference to our firm as Legal Counsel in the Prospectus and Statement of Additional Information included in the Post-Effective Amendment, and (ii) the filing of this opinion as an exhibit to the Post-Effective Amendment.

                                       Very truly yours,


                                       /s/ PAUL, HASTINGS, JANOFSKY & WALKER LLP